Exhibit 99.1

2nd Quarter Fiscal 2015 Earnings Call January 28, 2015 Carpenter Technology Corporation Unless otherwise noted, the logo and registered trademarks are property of CRS Holdings, Inc. a subsidiary of Carpenter Technology Corporation.

Cautionary Statement 2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2014, Form 10-Q for the quarter ended September 30, 2014 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, profitability, cost savings, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading, Latrobe and Athens for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; and (16) share repurchases are at Carpenter’s discretion and could be affected by changes in Carpenter’s share price, operating results, capital spending, cash flows, inventory, acquisitions, investments, tax laws and general market conditions. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements. Non-GAAP Financial Measures Some of the information included in this presentation is derived from Carpenter’s consolidated financial information but is not presented in Carpenter’s financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation.

Gregory Pratt Chairman, President and Chief Executive Officer 2nd Quarter Fiscal Year 2015 Summary

Safety is our First Priority 4

2nd Quarter Summary and Opening Comments 5

6

2nd Quarter FY15 End-Use Market Highlights

		Q2-15 Net Sales ex. Surcharge ($M)*		vs. Q2-14	vs. Q1-15	Comments
	Aerospace & Defense	189.2	42%	+6%	+5%	• Sales for aerospace engine materials up 5% and sales for fastener materials (titanium and nickel) up 20% year-over-year (YOY) • Demand returning with stronger mix for aerospace distribution products • Defense related activity improving; remains below prior year levels
	Energy	70.3	16%	+8%	+4%	• Sales increased YOY for both drilling and completions products • Amega West posted sales growth in both manufacturing and rentals versus the prior year • Depressed oil prices will impact the oil and gas business going forward
	Medical	25.7	6%	+15%	-4%	• Sales increased YOY for both SAO and PEP products on the strength of increased orthopedic and surgical instrument demand • OEMs have resumed more normalized buying patterns • The pricing environment in this market remains extremely competitive
	Transpor-tation	31.3	7%	+10%	+2%	• Higher YOY sales driven by strong demand for engine component materials; product mix continues to improve • 2014 U.S. light vehicle sales increased 6% YOY • Low fuel prices are driving increased sales of larger vehicles and engines
	Industrial & Consumer	96.5	22%	+9%	-2%	• YOY sales growth driven by high-value consumer electronics and industrial goods applications • Sales declined sequentially due to lower volumes of both infrastructure and general distribution products

Sales ex. Surcharge up 8% on flat volume year-over-year as mix improved

*Excludes sales through Carpenter's Distribution businesses

© 2015 CRS Holdings, Inc. All rights reserved

CARPENTER

Tony Thene Senior Vice President and Chief Financial Officer 2nd Quarter Fiscal Year 2015 Financial Overview

Income Statement Summary 8 Q2 Adjusted EPS of $0.48 per share excluding a discrete tax item *Detailed schedule included in Non-GAAP Schedules in Appendix $ Millions, except per-share amounts Q2-14 Q1-15 Q2-15 Sequential Change Pounds ('000) 67,378 71,746 67,712 (4,034) Net Sales 503.5 549.8 548.4 (1.4) Sales ex. Surcharge * 414.6 440.1 445.7 5.6 Gross Profit 95.4 69.1 85.0 15.9 % of Sales ex. Surcharge 23.0% 15.7% 19.1% 3.4% pts. Selling, General and Administrative Expenses 47.9 47.0 40.0 (7.0) % of Sales ex. Surcharge 11.6% 10.7% 9.0% -1.7% pts. Operating Income 47.5 22.1 45.0 22.9 % of Sales ex. Surcharge 11.5% 5.0% 10.1% 5.1% pts. Operating Income ex. Pension EID * 51.3 24.5 47.4 22.9 % of Sales ex. Surcharge 12.4% 5.6% 10.6% 5% pts. Effective Tax Rate 33.6% 32.5% 36.9% 4.4% Net Income 29.5 13.5 24.1 10.6 Diluted Earnings Per Share $0.55 $0.25 $0.45 $0.20

Special Item 9 Q2 Net Income negatively impacted by $1.6 million ($0.03 EPS) for the discrete tax item $ Millions, except per-share amounts Net Income Diluted Earnings per Share Income Statement Classification Q2-15 As Reported 24.1 $0.45 Special Item Income tax impact of the Tax Increase Prevention Act of 2014 1.6 $0.03 Income Tax Expense Q2-15 ex. Special Item 25.7 $0.48

Free Cash Flow Summary 10 The clerical accuracy of certain amounts may be impacted due to rounding. $484 million of total liquidity including $29 million of cash at end of Q2 $ Millions Q1 Q2 FY14 YTD Q1 Q2 FY15 YTD YTD vs LY Net Income 35 30 64 14 24 38 (26) Non-cash Items 44 42 86 47 109 155 69 Inventory (47) (12) (59) (31) (31) (62) (3) Working Capital / Other 10 (34) (25) (12) (88) (99) (74) Total Net Working Capital / Other (37) (46) (84) (43) (119) (161) (77) Pension Plan Contributions - Required (2) (2) (3) (3) (1) (4) (1) Net Cash from Operating Activities 40 24 63 15 13 28 (35) Purchases of property, equipment and software - Other (23) (19) (43) (27) (33) (60) (17) Purchases of property, equipment and software - Athens (67) (95) (162) (32) (35) (67) 95 Dividends paid (10) (10) (19) (10) (10) (19) - Other (1) - 1 - (1) (1) (2) Free Cash Flow (61) (100) (160) (54) (66) (119) 41

Andy Ziolkowski Senior Vice President Commercial, Specialty Alloys Operations SAO Business Update

12

SAO Segment Summary

SAO Segment Q2 Results and Q3 Outlook

Q2 Operating Results

	Q2-14	Q1-15	Q2-15	vs LY	vs Q1
Pounds ('000)	66,734	70,120	65,600	(1,134)	(4,520)
Sales ex. Surcharge ($M)	316.6	324.1	332.4	15.8	8.3
Op Inc ex. EID ($M)	54.4	24.6	43.4	(11.0)	18.8
% of Sales ex. Surcharge	*17.2%*	*7.6%*	*13.1%*	*-4.1%*	*5.5%*

Q2 Business Results

- Sales up YOY in all end markets
- Sales mix stronger YOY and sequentially
- Lower YOY operating margins caused by:
  - Higher system operating costs due to early stage integration of the mill operating system
  - The planned and previously communicated Reading press outage impact was ~ $4 million
  - Higher Athens depreciation

Q3 Outlook

- Backlog revenue up YOY but flat on a sequential basis with sales mix continuing to strengthen
- Lower oil prices expected to negatively impact demand for drilling and completions activity
- Current operating cost pressures will begin to mitigate as we continue our mill integration activity
- Progress continues with customer qualifications at the Athens facility

© 2015 CRS Holdings, Inc. All rights reserved

CARPENTER

Gary Heasley Senior Vice President Performance Engineered Products PEP Business Update

PEP Segment Summary 14 Q2 Operating Results Q2 Business Results Q3 Outlook Sales up 18% YOY primarily driven by: Rentals and sales of down-hole drilling tools Shipments of powder products Shipments of titanium bar and wire products on strong aerospace demand and increased capacity Operating income up 47% YOY primarily driven by: Increased volume in several product lines Yield improvements and productivity gains Operating income expected to be down sequentially 25 to 30% due to lower Oil & Gas demand Cost management and productivity improvements will be a focus in oil and gas businesses Demand for titanium products for aerospace and medical expected to remain stable; however pricing pressure exists PEP Segment Q2 Results and Q3 Outlook Q2-14 Q1-15 Q2-15 vs LY vs Q1 Pounds ('000) 2,683 3,034 4,224 1,541 1,190 Sales ex. Surcharge ($M) 113.3 129.6 133.4 20.1 3.8 Op Inc ex. EID ($M) 8.6 9.7 12.6 4.0 2.9 % of Sales ex. Surcharge 7.6% 7.5% 9.4% 1.8% 1.9%

Gregory Pratt Chairman, President and Chief Executive Officer Growth Enablers and Forward Outlook

Athens Qualification Process On-Track 16 Current Commercially operational and providing some capacity relief at Reading and Latrobe Supporting some aerospace applications that require base industry specifications Producing stainless directional drilling products for oil and gas exploration and corrosion resistant products for chemical processing industry 6-12 Months Achieve qualifications which will fully support the oil and gas nickel superalloy demand for down hole tools, well completions and subsea applications. Achieve additional, more stringent qualifications from the aerospace segment 12-36 Months Achieve the most stringent aerospace engine parts approvals from the primes and their supply chain partners This will complete the full integration of our specialty steels portfolio Achieve maximum manufacturing flexibility and add the ultimate net volume output to our system

Outlook and Closing Comments 17

Appendix of Non-GAAP Schedules

Preliminary Non-GAAP Unaudited Schedules 19 Operating Margin Excluding Surcharge and Pension Earnings, Interest and Deferrals (Pension EID) Q2-14 Q1-15 Q2-15 Q2-14 YTD Q2-15 YTD Net sales 503.5 549.8 548.4 1,002.1 1,098.2 Less: surcharge revenue 88.9 109.7 102.7 175.4 212.4 Consolidated Net Sales Excluding Surcharge 414.6 440.1 445.7 826.7 885.8 Operating income 47.5 22.1 45.0 103.3 67.2 Pension earnings, interest and deferrals 3.8 2.4 2.4 9.8 4.7 Operating Income Excluding Pension EID 51.3 24.5 47.4 113.1 71.9 Operating Margin Excluding Surcharge and Pension EID 12.4% 5.6% 10.6% 13.7% 8.1% $ Millions Management believes that removing the impacts of raw material surcharges from operating margin provides a more consistent basis for comparing results of operations from period to period. In addition, management believes that excluding the impact of pension EID, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.

Preliminary Non-GAAP Unaudited Schedules 20 Free Cash Flow Q2-14 Q2-15 Q2-14 YTD Q2-15 YTD Net cash provided from operating activities 23.6 12.5 63.1 27.5 Purchases of property, equipment and software (114.2) (68.4) (204.5) (127.4) Proceeds from disposals of property and equipment 0.3 - 0.3 0.1 Dividends paid (9.6) (9.6) (19.2) (19.3) Free Cash Flow (99.9) (65.5) (160.3) (119.1) $ Millions Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.